Exhibit 99.1

News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9939	(925) 226-9028
investor.relations@bhnetwork.com	Teri.llach@bhnetwork.com

Blackhawk Announces First Quarter 2013 Financial Results Consistent

With Estimates Provided in Prospectus

Pleasanton, California, April 25, 2013 — Blackhawk Network Holdings, Inc. (NASDAQ: HAWK), a majority-owned subsidiary of Safeway Inc. (NYSE: SWY), today announced financial results for the first quarter ended March 23, 2013. The financial results are consistent with the estimates included in Blackhawk’s prospectus filed with the Securities and Exchange Commission in connection with its initial public offering.

GAAP financial results for the first quarter of 2013 compared to the first quarter of 2012

•

Operating revenues totaled $185.1 million, an increase of 22.1% from $151.5 million for the quarter ended March 24, 2012. This increase was due primarily to an increase in load value of 23.0%, partially offset by a 20 basis point (0.2 percentage point) decline in commissions and fees as a percentage of load value, which is within the range of historical quarterly fluctuations experienced in fiscal year 2012.

•

Net income totaled $0.3 million compared to $2.9 million for the quarter ended March, 24, 2012. The change was due primarily to an increase in distribution partner commissions paid as a percentage of commissions and fees, increased marketing expenses net of marketing revenues and increased distribution partner program development expenses.

•	Earnings per basic and diluted share was $0.01 compared to $0.06 for the quarter ended March 24, 2012.

Non-GAAP financial results for the first quarter of 2013 compared to the first quarter of 2012

•	Adjusted operating revenues totaled $89.1 million compared to $73.8 million for the quarter ended March 24, 2012.

•	Adjusted EBITDA totaled $7.4 million compared to $9.9 million for the quarter ended March 24, 2012.

•	Adjusted net income totaled $1.9 million compared to $4.0 million for the quarter ended March 24, 2012.

Distribution partner commissions paid as a percentage of commissions and fees for the quarter ended March 23, 2013 increased 190 basis points (1.9 percentage points) from distribution partner commissions paid as a percentage of commissions and fees for the quarter ended March 24, 2012. The majority of this increase (approximately 100 basis points or 1.0 percentage points) was the result of increased commissions paid to Safeway pursuant to the amendment of our distribution partner agreements with Safeway that eliminated the previous differential in commissions shared with Safeway as compared to other distribution partners. The remainder was due to changes to the distribution partner mix and the territories in which our products are sold.

“Demand for our prepaid products was strong during the first quarter as load value reached $1.6 billion, up 23% year-over-year,” said Bill Tauscher, CEO. “Consumers continue to benefit from a broad selection of leading brands in a convenient, one-stop location. Our financial results were consistent with estimates previously provided in our prospectus.”

In compliance with the 25-day quiet period following an initial public offering, the Company will not host a conference call to discuss its Q1 2013 financial results.

About Blackhawk Network

Blackhawk is a leading prepaid payment network utilizing proprietary technology to offer a broad range of gift cards, other prepaid products and payment services in the United States and 18 other countries.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on a single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, the requirement that we comply with increasingly stringent money-laundering rules and regulations, reputational harm that could be caused by abuse of our prepaid products, failure to comply with, or further expansion of, consumer protection regulations, failure by us to comply with federal banking regulation, costs of compliance with or changes in state unclaimed property laws and regulations and tax codes, failure to maintain our existing money transmitter licenses or permits or failure to obtain new licenses or permits in a timely manner, other changes in laws and regulations to which we are subject or to which we become subject in the future, the intense competitive pressure faced by our business, fluctuations in our financial results from quarter to quarter, season fluctuations in our business, any decline in the attractiveness of gift cards to consumers, our ability to increase our revenues from prepaid products or services, including GPR cards, declines in consumer confidence, any interruption in the efficient operation of our transaction processing systems, any data security breach, litigation, investigations or regulatory examinations, fraudulent or other illegal activity involving our products and services, changes in card association rule or standards, any inability to operate and scale our technology, our failure to keep pace with the rapid technological developments in our industry and the greater electronic payments industry, changes in the telecom industry, assertions by third parties of infringement by us, our distribution partners or our content providers, our inability to adequately protect our brands and other intellectual property rights, settlement risk from retailers that sell our products and services, disruption caused by replacing any third party vendor, future acquisitions or investments, our ability to attract and retain key personnel, risks related to our international operations, and risks related to our ongoing relationship with Safeway. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including the registration statement filed in connection with our initial public offering.

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Twelve Weeks Ended
	March 23, 2013	March 24, 2012
OPERATING REVENUES:
Commissions and fees	$144,475	$120,459
Program, interchange, marketing and other fees	24,358	19,406
Product sales	16,217	11,634

Total operating revenues	185,050	151,499
OPERATING EXPENSES:
Distribution partner commissions	95,982	77,704
Processing and services	32,136	26,115
Sales and marketing	28,341	21,826
Costs of products sold	15,921	11,528
General and administrative	12,370	9,917

Total operating expenses	184,750	147,090
OPERATING INCOME	300	4,409

OTHER INCOME (EXPENSE):
Interest and other income	277	407
Interest expense	—	(1)

INCOME BEFORE INCOME TAX EXPENSE	577	4,815

INCOME TAX EXPENSE	318	1,940

NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTEREST	259	2,875
Add non-controlling interest (net of tax)	87	—

NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$346	$2,875

EARNINGS PER SHARE:
Basic	$0.01	$0.06
Diluted	$0.01	$0.06

Weighted average shares outstanding - basic	50,011	50,039
Weighted average shares outstanding - diluted	50,920	50,693

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 23, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$75,027	$172,665
Overnight cash advances to Parent	40,000	495,000
Settlement receivables, net	150,335	510,853
Accounts receivable, net	88,266	101,001
Deferred income taxes	10,499	10,499
Prepaid expenses and other current assets	43,882	53,968

Total current assets	408,009	1,343,986
Property, equipment and technology, net	67,130	66,998
Intangible assets, net	1,518	1,699
Goodwill	42,729	42,729
Restricted cash	8,968	8,968
Deferred income taxes	983	1,937
Other assets	60,570	67,394

TOTAL ASSETS	$589,907	$1,533,711

LIABILITIES, REDEEMABLE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$324,257	$1,231,429
Accounts payable and accrued liabilities	114,413	154,542

Total current liabilities	438,670	1,385,971
Warrant and common stock liabilities	27,121	26,675
Deferred income taxes	7,432	266
Other liabilities	19,407	23,152

Total liabilities	492,630	1,436,064
Redeemable equity	36,196	34,997

Stockholders’ equity:
Preferred stock	—	—
Common stock	51	51
Additional paid-in capital	32,847	31,542
Accumulated other comprehensive income (loss)	(1,010)	298
Retained earnings	29,190	30,669

Total Blackhawk Network Holdings, Inc. equity	61,078	62,560
Non-controlling interest	3	90

Total stockholders’ equity	61,081	62,650

TOTAL LIABILITIES, REDEEMABLE EQUITY AND STOCKHOLDERS’ EQUITY	$589,907	$1,533,711

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Weeks Ended
	March 23, 2013	March 24, 2012
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interest	$259	$2,875
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,727	3,939
Program development cost amortization	4,178	3,915
Change in allowance for doubtful accounts and sales allowances	(184)	(961)
Employee stock-based compensation expense	1,634	1,020
Distribution partner mark-to-market expense	117	463
Change in fair value of contingent consideration	578	78
Other	1	(136)
Changes in operating assets and liabilities:
Settlement receivables	359,178	139,140
Settlement payables	(903,987)	(720,329)
Accounts receivable	12,728	(1,153)
Prepaid expenses and other current assets	10,145	4,276
Other assets	7,146	4,658
Accounts payable and accrued liabilities	(35,185)	(29,503)
Other liabilities	(838)	(1,144)
Income taxes, net	(2,302)	(103)

Net cash used in operating activities	(541,805)	(592,965)

INVESTING ACTIVITIES:
Change in overnight cash advances to Parent	454,845	470,932
Expenditures for property, equipment and technology	(6,092)	(3,711)
Other	—	(100)

Net cash provided by investing activities	448,753	467,121

FINANCING ACTIVITIES:
Dividends paid	(83)	—
Payment of acquisition liability	(1,394)	—
Payments for initial public offering costs	(298)	—
Purchase of surrendered stock options	(80)	(18)
Purchase of restricted stock units	(210)	—
Repurchase of common stock	(253)	(69)

Net cash used in financing activities	(2,318)	(87)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,268)	1,078

DECREASE IN CASH AND CASH EQUIVALENTS	(97,638)	(124,853)

CASH AND CASH EQUIVALENTS - Beginning of year	172,665	153,674

CASH AND CASH EQUIVALENTS - End of period	$75,027	$28,821

BLACKHAWK NETWORK HOLDINGS, INC.

SUPPLEMENTAL INFORMATION

(In thousands except percentages and average transaction value)

(Unaudited)

TABLE 1: OTHER OPERATIONAL DATA

	Twelve Weeks Ended
	March 23, 2013	March 24, 2012
Load value	$1,609,841	$1,308,380
Commissions and fees as a % of load value	9.0%	9.2%
Distribution partner commissions paid as a % of commissions and fees	66.4%	64.5%
Number of load transactions	36,806	32,696
Average load transaction value	$43.74	$40.02

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	Twelve Weeks Ended
	March 23, 2013	March 24, 2012
Adjusted operating revenues:
Total operating revenues	$185,050	$151,499
Distribution partner commissions	(95,982)	(77,704)

Adjusted operating revenues	$89,068	$73,795

Adjusted EBITDA:
Net income	$259	2,875
Interest and other income	(277)	(407)
Interest expense	—	1
Income tax expense	318	1,940
Depreciation and amortization	4,727	3,939

EBITDA	5,027	8,348
Adjustments to EBITDA:
Employee stock-based compensation	1,634	1,020
Distribution partner mark-to-market expense	117	463
Change in the fair value of contingent consideration	578	78

Adjusted EBITDA	$7,356	$9,909

Adjusted EBITDA margin:
Total operating revenues	$185,050	$151,499
Operating income	$300	$4,409
Operating margin	0.2%	2.9%
Adjusted operating revenues	$89,068	$73,795
Adjusted EBITDA	$7,356	$9,909
Adjusted EBITDA margin	8.3%	13.4%

Adjusted net income:
Net income	$259	$2,875
Employee stock-based compensation	1,634	1,020
Distribution partner mark-to-market expense	117	463
Change in the fair value of contingent consideration	578	78
Amortization of intangibles	181	182

Total pre tax adjustments	2,510	1,743
Tax expense on adjustments	(895)	(610)

Adjusted net income	$1,874	$4,008

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Overnight cash advances to Parent, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	Twelve Weeks Ended
	March 23, 2013	March 24, 2012
Net cash flow used in operating activities	$(541,805)	$(592,965)
Increase in settlement payables net of settlement receivables	544,809	581,189

Net cash flow from (used in) operating activities, as adjusted	3,004	(11,776)
Expenditures for property, equipment and technology	(6,092)	(3,711)

Free cash flow	$(3,088)	$(15,487)